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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 21, 2005

                                  ICORIA, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-30365               56-2047837
  (State or other jurisdiction         (Commission          (I.R.S. Employer
        of incorporation)              File Number)        Identification No.)

              108 T.W. Alexander Drive,
        Research Triangle Park, North Carolina                    27709
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       (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (919) 425-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING
             RULE; TRANSFER OF LISTING.

        On June 21, 2005, Icoria, Inc. ("Icoria") received a Nasdaq Staff Determination from the Listing Qualifications Department of the Nasdaq SmallCap Market stating that Icoria continued to be delinquent with respect to the minimum $1.00 bid price requirement of Marketplace Rule 4310(c)(4). Therefore, due to its inability to regain compliance with the bid price requirement, Icoria will be delisted from the Nasdaq SmallCap Market at the opening of business on June 30, 2005.

        The Staff Determination provides an opportunity to appeal the decision of the Nasdaq Staff. However, due the long period of bid price delinquency and Icoria's current efforts in expanding new business, Icoria believes that contesting the decision would be a distraction from its present operations and, as such, it will not seek an appeal.

        On June 23, 2005, Icoria issued a press release regarding its delisting from the Nasdaq SmallCap Market. A copy of the press release is filed as Exhibit
99.1 to this report.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits:

             99.1   Press Release of Icoria, Inc. dated June 23, 2005.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ICORIA, INC.
                                            (Registrant)

Dated: June 23, 2005                        By:  /s/ Douglas R. Morton, Jr.
                                                 -------------------------------
                                                 Douglas R. Morton, Jr., Ph. D.
                                                 Interim Chief Executive Officer

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